Exhibit 15

July 31, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington DC 20549

Re: Ford Motor Credit Company LLC Registration Statement Nos. 333-194069 and 333-180342 on Form S-3

Commissioners:

We are aware that our report dated July 31, 2014 on our review of interim financial information of Ford Motor Credit Company LLC (the “Company”) for the three-month and six-month periods ended June 30, 2014 and 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan